                                                                   EXHIBIT 10.14

                              AETHER SYSTEMS, INC.
                           1999 Equity Incentive Plan

                                     Revised

                                December 20, 2000

PURPOSE Aether Systems, Inc., a Delaware corporation (the "Company"), wishes to recruit, reward, and retain employees, outside directors, and other service providers. To further these objectives, the Company hereby sets forth the Aether Systems, Inc. 1999 Equity Incentive Plan (the "Plan"), effective as of October 1, 1999 (the "Effective Date") and amended as of December 20, 2000, to provide options ("Options") or direct grants ("Stock Grants" and, together with the Options, "Awards") to employees, outside directors, and other service providers of the Company and its Related Companies with respect to purchase shares of the Company's common stock (the "Common Stock").

PARTICIPANTS            All Employees of the Company and any Eligible Affiliates
                        are eligible for Awards under this Plan. Eligible employees become "optionees" when the Administrator grants them an option under this Plan or "recipients" when they receive a Stock Grant. (Optionees and recipients are together referred to as "participants.")
                        The Administrator may also grant Awards to consultants and certain other service providers. The term participant also includes, where appropriate, a person authorized to exercise or retain an Award in place of the original recipient.

                        Employee means any person employed as a common law employee of the Company or a Related Company.

ADMINISTRATOR           The Administrator will be the Compensation Committee of
                        the Board of Directors, unless the Board either specifies another committee of the Board, or acts under the Plan as though it were the Compensation Committee.

                        The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the GRANTING OF AWARDS section) to officers or other employees of the Company.

                        The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option. The Administrator may act through meetings of a majority of its members or by unanimous consent.

                        The Administrator may also make Stock Grants (with any or no restrictions) as a bonus or other incentive or to grant such stock or other awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, including any deferred compensation plans or as a replacement for other awards. The shareholders must approve the provisions of the Plan relating to stock grants before the Administrator can make such Awards to director and officers.

GRANTING OF             Subject to the terms of the Plan, the Administrator
AWARDS                  will, in its sole discretion, determine

                                the participants who receive Awards,

                                the terms of such Awards,

                                the schedule for exercisability or
                                nonforfeitability (including any requirements that the participant or the Company satisfy performance criteria),

                                the time and conditions for expiration of the Awards, and

                                the form of payment due upon exercise, if any.

                        The Administrator's determinations under the Plan need not be uniform and need not consider whether possible participants are similarly situated.

                        Options granted to employees may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or the corresponding provision of any subsequently enacted tax statute or nonqualified stock options ("NQSOs"), and the Administrator will specify which form of option it is granting. (If the Administrator fails to specify the form, it will be an ISO.) Any options granted to outside directors must be nonqualified stock options.

                        The Administrator may impose such conditions on or charge such price for the Stock Grants as it considers appropriate.

        Substitutions           The Administrator will grant Options in
                                replacement for any outstanding options with respect to Aether Technologies International,
                                L.L.C. held by persons eligible to receive
                                Options under this Plan. The Administrator may also grant Awards in substitution for options or other equity interests held by individuals who become Employees of the Company or of a Related
                                Company as a result of the Company's or Related
                                Company's acquiring or merging with the
                                individual's employer or acquiring its assets.
                                In addition, the Administrator may provide for the Plan's assumption of awards granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive an Award, including both persons who provided services to any acquired company or business and persons who provided services to the Company or any Related
                                Company. If appropriate to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions (including Exercise
                                Price) that vary from those the Plan otherwise requires.

DATE OF GRANT           The Date of Grant will be the date as of which the
                        Administrator grants an Award to a participant, as specified in the Plan or in the Administrator's minutes or other written evidence of action.

EXERCISE PRICE          The Exercise Price is the value of the consideration
                        that a participant must provide in exchange for one share of Common Stock. The Administrator will determine the Exercise Price under each Award and may set the Exercise Price without regard to the Exercise Price of any other Awards granted at the same or any other time.
                        The Company may use the consideration it receives from the participant for general corporate purposes.

                        The Exercise Price per share for NQSOs may not be less than 50% of the Fair Market Value of a share on the Date of Grant for grants made after the IPO Effective Date. For ISOs, the Exercise Price per share must be at least 100% of the Fair Market Value (on the Date of Grant) of a share of Common Stock covered by the Option; provided, however, that if the Administrator decides to grant an ISO to someone covered by Code Sections 422(b)(6) and 424(d) (as a more-than-10%-stock-owner), the Exercise Price must be at least 110% of the Fair Market Value.

                        The Administrator may satisfy any state law requirements regarding adequate consideration for Restricted Stock Grants by

                        (i) issuing Common Stock held as treasury stock or (ii) charging the recipients at least the par value for the shares covered by the Restricted Stock Grant. The Administrator may designate that a recipient may satisfy
                        (ii) either by direct payments or by the Administrator's withholding from other payments due to the recipient.

        Fair Market             Fair Market Value (on the date of Grant) of a
        VALUE                   share of Common Stock for purposes of the Plan
                                will be determined as follows:

                                        if the Common Stock trades on a national securities exchange, the closing sale price on that date;

                                        if the Common Stock does not trade on
                                        any such exchange, the closing sale
                                        price as reported by the National
                                        Association of Securities Dealers, Inc.
                                        Automated Quotation System ("Nasdaq")
                                        for such date;

                                        if no such closing sale price
                                        information is available, the average of the closing bid and asked prices that Nasdaq reports for such date; or

                                        if there are no such closing bid and
                                        asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date; or

                                        if the Company has no publicly-traded
                                        stock, the Administrator will determine
                                        the Fair Market Value for purposes of
                                        the Plan using any measure of value it
                                        determines in good faith to be
                                        appropriate;

                                For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day. The Administrator can substitute a particular time of day or other measure of "closing sale price" or "bid and asked prices" if appropriate because of changes in exchange or market procedures.

                                The Fair Market Value will be treated as equal to the price established in an IPO for any Options granted as of the IPO if they are granted on or before the date on which the IPO's underwriters price the IPO or granted on the following day before trading opens in the Common Stock.

                                The Administrator has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants' agreement that the Administrator's determination is conclusive and binding even though others might make a different and also reasonable determination.

EXERCISABILITY          The Administrator will determine the times and
                        conditions for exercise or retention of each Award.

                        Awards will become exercisable or nonforfeitable at such times and in such manner as the Administrator determines and the Award Agreement, if any, indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the participant may exercise any portion of an Award or at which restrictions on Stock Grants lapse. For Stock Grants, "exercise" refers to acceptance of the Award or lapse of restrictions, as appropriate in context.

                        If the Administrator does not specify otherwise, Options will become exercisable and restrictions on Stock Grants will lapse as to 25% per year on each anniversary of the Date of Grant, so long as the participant remains employed or continues his relationship as a service provider, and will expire as of the tenth anniversary of the Date of Grant (unless they expire earlier under the Plan or the Award Agreement). The Administrator has the sole discretion to determine that a change in service-providing relationship eliminates any further service credit on the exercise schedule.

                        No portion of an Award that is unexercisable at a participant's termination of employment or service-providing relationship (for any reason) will thereafter become exercisable (and the participant will immediately forfeit any unexercisable portions at his termination of service-providing relationship), unless the Award Agreement provides otherwise, either initially or by amendment.

        Change Of       Upon a Change of Control (as defined below), all Awards
        Control         granted before May 22, 2000 will become fully
                        exercisable, unless the participant's Award Agreement provides otherwise. Any Awards granted to a participant in replacement of other awards not under this Plan will not become fully exercisable upon a Change of Control unless the plan under which the Awards were originally granted specifically provided for such acceleration or unless the Administrator provided for such acceleration in replacing the Awards. Awards granted on or after May
                        22, 2000 will only become fully exercisable upon a Change of Control if the participant's Award Agreement provides for such acceleration. A

                        Change of Control for this purpose means the occurrence of any one or more of the following events after the Company's IPO:

                                        (i) sale of all or substantially all of
                                        the assets of the Company to one or more individuals, entities, or groups (other than an "Excluded Owner" as defined below);

                                        (ii) complete or substantially complete
                                        dissolution or liquidation of the
                                        Company;

                                        (iii) a person, entity, or group (other
                                        than an Excluded Owner) acquires or
                                        attains ownership of at least 80% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

                                        (iv) completion of a merger or
                                        consolidation of the Company with or
                                        into any other entity (other than an
                                        Excluded Owner) unless the holders of
                                        the Company Voting Securities
                                        outstanding immediately before such
                                        completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, retain control because they hold securities that represent immediately after such merger or consolidation more than 20% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent

                                        (v) the individuals who constitute the
                                        Board immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; or

                                        (vi) during any two year period, the
                                        individuals who constitute the Board at
                                        the beginning of the period (the
                                        "Incumbent Directors") cease for any
                                        reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied), provided that any individuals that a majority of Incumbent Directors approve for service on the Board are treated as Incumbent Directors.

                                An "Excluded Owner" consists of the Company, any Related Company, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities.

                                Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing. The Administrator may determine that a particular participant's Awards will not become fully exercisable as a result of what the Administrator, in its sole discretion, determines is the participant's insufficient cooperation with the Company with respect to a Change of Control. In addition, the acceleration will not occur if it would prevent use of "pooling of interest" accounting for a reorganization, merger, or consolidation of the Company that the Board approves.

                                The Administrator may allow conditional
                                exercises in advance of the completion of a Change of Control that are then rescinded if no Change of Control occurs. The Administrator may also provide that the accelerations under the Change of Control occur automatically up to six months after the Change of Control.

        Substantial             Upon a Change of Control that is also a
        Corporate               Substantial Corporate Change, the Awards will
        Change                  become exercisable only as provided under the
                                Change of Control section and the Plan and any unexercised or unvested Awards will terminate
                                (after the occurrence of one of the alternatives set forth in the next full paragraph) unless either (i) such termination would prevent use of "pooling of interest" accounting for a reorganization, merger, or consolidation of the Company that the Board approves, or (ii) an agreement with a participant provides otherwise, or (iii) provision is made in writing in connection with such transaction for the assumption or continuation of
                                        outstanding Awards, or

                                        the substitution for such options or
                                        grants of any options or grants covering the stock or securities of a successor employer entity, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards will continue in the manner and under the terms so provided.

                                If an Option would otherwise terminate under the preceding sentence and the Administrator considers that the Fair Market Value of the Common Stock as a result of the Substantial Corporate Change exceeds or is likely to exceed the Exercise Price, the Administrator will either provide that optionees will have the right, at such
                                        time before the completion of the
                                        transaction causing such termination as
                                        the Board or the Administrator
                                        reasonably designates, to exercise any
                                        unexercised portions of the Option,
                                        including those portions that the Change of Control will make exercisable, or cause the Company, or agree to allow the successor, to cancel each Option after payment to the optionee of an amount in cash, cash equivalents, or successor equity interests substantially equal to the Fair Market Value under the transaction minus the Exercise Price for the shares covered by the Option (and, where the Board or the Administrator determines it is appropriate, any required tax withholdings).

                                The Administrator may allow conditional
                                exercises in advance of the completion of a Substantial Corporate Change that are then rescinded if no Substantial Corporate Change occurs.

                                The Board or other Administrator may take any actions described in the Substantial Corporate Changes section, without any requirement to seek optionee consent.

                                A Substantial Corporate Change means any of the following events:

                                        a sale as described in clause (i) under
                                        CHANGE OF CONTROL,

                                        a dissolution or liquidation as
                                        described in clause (ii),

                                        an ownership change as described in
                                        clause (iii), but with the percentage
                                        ownership increased to 100%
                                        merger, consolidation, or reorganization of the Company with or into one or more corporations or other entities in which the Company is not the surviving entity, other than a transaction intended primarily to change the Company's state of incorporation or that satisfies clause (iv) under Change of Control, or any other transaction (including a
                                        merger or reorganization in which the
                                        Company survives) approved by the Board
                                        that results in any person or entity
                                        (other than an Excluded Owner) owning
                                        100% of Company Voting Securities.

LIMITATION ON           An Option granted to an employee will be an ISO only to
ISOS                    the extent that the aggregate Fair Market Value
                        (determined at the Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section
                        422(d)), does not exceed $100,000. This limitation applies to Options in the order in which such Options were granted. If, by design or operation, the Option exceeds this limit, the excess will be treated as an NQSO.

METHOD OF               To exercise any exercisable portion of an Option, the
EXERCISE                optionee must:

                                Deliver notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed or otherwise authenticated by the optionee, and specifying the number of shares of Common Stock underlying the portion of the Option the optionee is exercising;

                                Pay the full Exercise Price by cash or a cashier's or certified check for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include loans from the Company or the use of Common Stock); and

                                Deliver to the Administrator such
                                representations and documents as the
                                Administrator, in its sole discretion, may consider necessary or advisable.

                        Payment in full of the Exercise Price need not accompany the written notice of exercise if the exercise complies with a previously-approved cashless exercise method, including, for example, that the notice directs that the stock certificates (or other indicia of ownership) for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and at the time the stock certificates (or other indicia) are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price and any required withholding taxes.

                        If the Administrator agrees to allow an optionee to pay through tendering shares of Common Stock to the Company, the individual can only tender stock he has held for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise, or by having a broker tender to the Company cash equal to the exercise price and any withholding taxes.

AWARD                   No one may exercise an Option more than ten years after
EXPIRATION              its Date of Grant (or five years for ISOs granted to 10%
                        owners covered by Code Sections 422(b)(6) and 424(d)). A participant will immediately forfeit and can never exercise or retain any portion of an Award that is unexercisable or nonforfeitable at his termination of service-providing relationship (for any reason), unless the Award Agreement provides otherwise, either initially or by amendment. Unless the Award Agreement provides otherwise, either initially or by amendment, no one may exercise otherwise exercisable portions of an Option after the first to occur of:

        Employment              The 90th day after the date of termination of
        Termination             service-providing relationship (other than for
                                death or Disability), where termination of service-providing relationship means the time when the employer-employee or other service-providing relationship between the individual and the Company (and all Related
                                Companies) ends for any reason. The
                                Administrator may provide that Options terminate immediately upon termination of service-providing relationship for "cause" under an employee's employment or consultant's services agreement or under another definition specified in the Award Agreement. Unless the Award Agreement or the Administrator provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment and may decide to suspend the exercise or forfeiture schedule during a leave rather than to terminate the Award. Unless the Award Agreement or the Administrator provides otherwise, terminations of service-providing relationship include situations in which the optionee's employer ceases to be related to the Company closely enough to be a Related Company for new grants.

        Gross Misconduct        For the Company's termination of the
                                participant's service-providing relationship as a result of the participant's Gross Misconduct, the time of such termination. For purposes of this Plan, "Gross Misconduct" means the participant has committed fraud, misappropriation,
                                        embezzlement, or willful misconduct that has resulted or is likely to result in material harm to the Company or a Related Company;

                                        committed or been indicted for or
                                        convicted of, or pled guilty or no
                                        contest to, any misdemeanor (other than
                                        for minor infractions or traffic
                                        violations) involving fraud, breach of
                                        trust, misappropriation, or other
                                        similar activity or otherwise relating
                                        to the Company or any Related Company,
                                        or any felony; or

                                        committed an act of gross negligence or
                                        otherwise acted with willful disregard
                                        for the Company's or a Related Company's best interests in a manner that has resulted or is likely to result in material harm to the Company or a Related Company.

                                If the participant has a written employment or other agreement in effect at the time of his termination that specifies "cause" for termination, "Gross Misconduct" for purposes of his termination will refer to "cause" under the employment or other agreement, rather than to the foregoing definition.

        Disability              For disability, the earlier of (i) the first
                                anniversary of the participant's termination of employment for disability and (ii) 60 days after the participant no longer has a disability, where "disability" means the inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months; or

        Death The date 12 months after the participant's death.

                        If exercise is permitted after termination of service-providing relationship, the Award will nevertheless expire as of the date that the former service provider violates any covenant not to compete or other post-employment covenant in effect between the Company or a Related Company and the former employee or other service provider. In addition, an optionee who exercises an Option more than 90 days after termination of employment with the Company and/or Eligible Affiliates will only receive ISO treatment to the extent the law permits, and becoming or remaining an employee of another related company (that is not an Eligible Affiliate) or an independent contractor will not prevent loss of ISO status because of the formal termination of employment.

                        Nothing in this Plan extends the term of an Option beyond the tenth anniversary of its Date of Grant, nor does anything in this AWARD EXPIRATION section make an Option exercisable or Stock Grant nonforfeitable that has not otherwise become exercisable or nonforfeitable, unless the Administrator specifies otherwise.

AWARD                   Award Agreements (which could be certificates) will set
AGREEMENT               forth the terms of each Award and will include such
                        terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable.
                        To the extent the agreement is inconsistent with the Plan, the Plan will govern. The Award Agreements may contain special rules.

PUT AND CALL            The Administrator may provide in Award Agreements or
RIGHTS                  other agreements that the Company has the right (or
                        obligation) to purchase outstanding Awards, or the shares received from exercising an Option, under certain circumstances, including termination of employment or service-providing relationship for any reason or death and may provide for rights of first refusal. The
                        Administrator may distinguish between unexercisable and exercisable Awards.

STOCK SUBJECT           Except as adjusted below under CORPORATE CHANGES,
TO PLAN

                                the aggregate number of shares of Common Stock that may be subject to outstanding Awards may not exceed 20% of the shares of Common Stock issued and outstanding as of the date on which the Administrator seeks to make an additional grant (provided that a decrease in shares outstanding will not invalidate any previously issued Award), the maximum number of shares that may be granted under Options for a single individual in a calendar year may not exceed 10% of the shares of Common Stock outstanding at the closing of the IPO, and the aggregate number of shares of Common Stock that may be issued under ISOs may not exceed 8,000,000.

                        The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market or holds as treasury shares. If any Award expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Award will again be available for the granting of new Awards (but will be counted against that calendar year's limit for a given individual).

                        No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

                        The optionee will have no rights of a stockholder with respect to the shares of stock subject to an Option except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Option.

                        The Company will not issue fractional shares pursuant to the exercise of an Option, unless the Administrator determines otherwise, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO              During the participant's lifetime and except as provided
MAY EXERCISE            under TRANSFERS, ASSIGNMENTS, AND PLEDGES, only
                        the participant or his duly appointed guardian or personal representative may exercise the Options or hold the forfeitable Stock Grants. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Option. If someone other than the original recipient seeks to exercise any portion of an Option, the

                        Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise the Option.

ADJUSTMENTS             Subject to any required action by the Company (which it
UPON CHANGES            agrees to promptly take) or its stockholders, and
IN CAPITAL              subject to the provisions of applicable corporate law,
STOCK                   if, after the Date of Grant of an Option,

                                the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration (excluding, unless the Administrator determines otherwise, stock repurchases), the Administrator must make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Option, so that the proportionate interest of the participant immediately following such event will, to the extent practicable, be the same as immediately before such event. (This adjustment does not apply to Common Stock that the optionee has already purchased, nor to Stock Grants, each of which are subject to the adjustment applicable to Common Stock.) Unless the Administrator determines another method would be appropriate, any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but will include a corresponding proportionate adjustment in the Option's Exercise Price. The Board or other Administrator may take any actions described in this section without any requirement to seek optionee consent.

                        The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                        All references to numbers of shares of Common Stock in the Plan and in any Option grants made on or before the IPO Effective Date assume the IPO is or will be completed and thus relate to post-IPO numbers of shares.

                        Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this ADJUSTMENTS section specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

RELATED                 Employees of Eligible Affiliates will be entitled to
COMPANY                 participate in the Plan, except as otherwise designated
EMPLOYEES               by the Board or the Administrator.

                        Eligible Affiliate means each of the Related Companies, except as the Administrator otherwise specifies. For ISO grants, "Related Company" means any corporation (other than the Company) in an unbroken chain of corporations including the Company if, at the time an Option is granted to a Participant under the Plan, each corporation (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in such chain. For ISOs, Related Company also includes a single-member limited liability company included within the chain described in the preceding sentence. The Board or the Administrator may use a different definition of Related Company for NQSOs and may include other forms of entity at the same level of equity relationship (or such other level as the Board or the Administrator specifies).

LEGAL                   The Company will not issue any shares of Common Stock
COMPLIANCE              under an Award until all applicable requirements imposed
                        by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the participant to take any reasonable action to comply with such requirements before issuing such shares, including compliance with any Company black-out periods or trading restrictions. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

                        The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Awards will be treated as amended to the extent necessary to conform to such laws, rules, and regulations.

PURCHASE FOR            Unless a registration statement under the Securities Act
INVESTMENT              covers the share of Common Stock a participant receives
AND OTHER               upon exercising his Award, the Administrator may
RESTRICTIONS            require, at the time of such exercise, that the
                        participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares are registered under the Securities Act, the participant must acknowledge:

                                that the shares purchased on exercise of the Award are not so registered,

                                that the participant may not sell or otherwise transfer the shares unless such sale or transfer complies with all
                                        applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations, and either the shares have been registered under
                                        the Securities Act in connection with
                                        the sale or transfer thereof, or

                                        counsel satisfactory to the Company has
                                        issued an opinion satisfactory to the
                                        Company that the sale or other transfer
                                        of such shares is exempt from
                                        registration under the Securities Act.

                        Additionally, the Common Stock, when issued upon the exercise of an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Award Agreements, or the Company's articles or certificate of incorporation, by-laws, or generally applicable stockholders' agreements.

                        The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop- transfer orders to transfer agents and registrars.

TAX WITHHOLDING         The participant must satisfy all applicable Federal,
                        state, and local income and employment tax withholding requirements before the Company will deliver stock certificates or otherwise recognize ownership upon the exercise of an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the participant must pay the Company, with a cashier's check or certified check, the full amounts, if any, required for withholding. Payment of withholding obligations is due before the Company will issue any share on exercise, or, if the Administrator so requires, at the same time as is payment of the Exercise Price. If the Administrator so determines, the participant may instead satisfy the withholding obligations by directing the Company to retain shares from the Award exercise, by tendering previously owned shares, or by attesting to his ownership of shares (with the distribution of net shares), or, after and IPO, by having a broker tender to the Company cash equal to the withholding taxes.

TRANSFERS,              Unless the Administrator otherwise approves in advance
ASSIGNMENTS,            in writing for estate planning or other purposes, an
AND PLEDGES             Award may not be assigned, pledged or otherwise
                        transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings
                        (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution. If necessary to comply with Rule 16b-3, the participant may not transfer or pledge shares of Common Stock acquired upon exercise of an Award until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing.
                        The Administrator may, in its discretion, expressly provide that a participant may transfer his Award, without receiving consideration, to (i) members of his immediate family (children, grandchildren, or spouse),
                        (ii) trusts for the benefit of such family members, or
                        (iii) partnerships whose only partners are such family members.

AMENDMENT OR            The Board may amend, suspend, or, terminate the Plan at
TERMINATION             any time, without the consent of the participants; or
OF PLAN AND             their beneficiaries; provided, however, that such
OPTIONS                 actions are consistent with this section. Except as
                        required by law or by the Substantial Corporate Changes section, the Administrator may not, without the participant's or beneficiary's consent, modify the terms and conditions of an Award so as to materially adversely affect the participant. No amendment, suspension, or termination of the Plan will, without the participant's or beneficiary's consent, terminate or materially adversely affect any right or obligations under any outstanding Awards, except as provided in the Substantial Corporate Changes Section.

PRIVILEGES OF           No participant and no beneficiary or other person
STOCK                   claiming under or through such optionee will have any
OWNERSHIP               right, title, or interest in or to any shares of Common
                        Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, already issued to such participant.

EFFECT ON               Whether receiving or exercising an Award causes the
OTHER PLANS             participant to accrue or receive additional benefits
                        under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON          Notwithstanding any other provisions of the Plan, no
LIABILITY               individual acting as a director, officer, other
                        employee, or agent of the Company will be liable to any participant, former participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense
                        (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT           Nothing contained in this Plan constitutes an employment
CONTRACT                contract between the Company and the optionees. The Plan
                        does not give any participant any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to end the participant's employment or other relationship with the Company.

APPLICABLE LAW          The laws of the State of Delaware (other than its choice
                        of law provisions) govern this Plan and its interpretation.

DURATION OF             Unless the Board extends the Plan's term, the
PLAN                    Administrator may not grant Options after September 20,
                        2009. The Plan will then terminate but will continue to govern unexercised and unexpired Options.

APPROVAL OF             The Plan must be submitted to Company stockholders for
THE PLAN                their approval within 12 months before or after the
                        Board adopts the Plan to qualify any Options designated as ISOs for treatment as such. If the stockholders do not so approve the Plan, the Plan and any outstanding
                        ISOs will be treated as void and of no effect.